UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 6, 2018

Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

Vail Resorts, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, December 6, 2018. At the Annual Meeting, stockholders of the Company:  (1) elected the nine director nominees named in the proxy statement and listed below; (2) ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending July 31, 2019; and (3) on an advisory basis, voted to approve the compensation of the Company’s named executive officers. The final voting results by the Company’s stockholders on these matters at the Annual Meeting are as follows:

1.	Election of Directors.

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Susan L. Decker	35,115,099	284,287	15,933	2,326,294
Roland A. Hernandez	34,031,553	1,367,430	16,336	2,326,294
Robert A. Katz	34,649,892	739,920	25,507	2,326,294
John T. Redmond	35,391,041	8,025	16,253	2,326,294
Michele Romanow	35,390,545	8,830	15,944	2,326,294
Hilary A. Schneider	35,388,815	10,573	15,931	2,326,294
D. Bruce Sewell	35,374,530	23,693	17,096	2,326,294
John F. Sorte	34,688,228	709,859	17,232	2,326,294
Peter A. Vaughn	35,341,531	56,518	17,270	2,326,294

 2.     Ratification of Selection of Auditors.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
37,366,807	351,858	22,948

3.     Advisory Vote on Executive Compensation.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
34,649,606	740,875	24,838	2,326,294

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: December 11, 2018	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary